UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ATMI, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a list of frequently asked questions about the planned acquisition of ATMI, Inc. by Entegris, Inc. that was posted to the intranet site of ATMI, Inc.

What is being acquired?
•	Entegris is acquiring ATMI for $34.00 per share in cash, or approximately $1.2 billion dollars in aggregate

•	The acquisition includes all of ATMI – all assets, all businesses, all manufacturing facilities, and all employees

•	The acquisition does not include the LifeSciences business, which was sold to Pall Corporation in December of 2013. That sale has not yet closed, but is expected to close in February of 2014

When will the acquisition be complete?
•	The announcement on February 4, 2014 was that an agreement for the acquisition has been reached

•	The acquisition is scheduled to be complete by the second quarter of 2014

•	At that time, the two companies will become one company

•	Until that time, we will continue to operate as two separate companies

What are the steps to complete the acquisition?
•	There are a number of activities that must be completed before the acquisition can occur:

o	Entegris needs to finalize financing of the acquisition; their bank (Goldman Sachs) has already committed to providing the funds, so they will now finalize the arrangement

o	There are several regulatory bodies that must approve the deal following a review of any competitive issues

o	ATMI needs to hold a shareholders meeting, where shareholders representing a majority of the outstanding shares must vote in favor of the acquisition

•	The timing of these steps are difficult to predict with certainty, but we anticipate all activities will be complete during the second quarter

Who is Entegris?
•	Entegris is a market leader in contamination control and microenvironments to the semiconductor and other industries

•	Their annual sales were $694M in 2013

•	They have 2,800 employees worldwide

•	They are headquartered in Billerica, MA, just outside of Boston

o	Additional manufacturing facilities in U.S., Japan, Malaysia, Korea, and Taiwan

o	Sales and service centers in eight countries

•	Publicly traded on NASDAQ; Symbol: ENTG

•	Executive team:

o	Bertrand Loy – CEO

o	Greg Graves – CFO

•	More information is available on the website: www.entegris.com

How will my daily activities be affected by the acquisition?
•	In the near-term there will be no changes to our daily activity, so you should continue to perform your job just as you have been

•	Some of you may be asked to participate in transition activities lead by the transition team

•	Most ATMI employees will likely see little to no change in their daily activity even after the acquisition is complete

Will there be any job losses as a result of the acquisition?
•	Entegris purchased ATMI for both our technologies and our people

•	Their intent is to continue to invest in the technologies and people that makes ATMI a valued supplier to the industries we serve

•	Should there be positions identified for reduction after the acquisition is complete, please be assured that provisions have been established to make sure all affected individuals are treated fairly

•
For any employee that may be impacted by termination as a result of the acquisition, ATMI has established severance provisions to ensure there will be financial support during their transition in employment

Will there be any changes to the products we make at our manufacturing facilities?
•	The product lines of ATMI and Entegris are completely complementary – that means there is essentially no overlap between our products and theirs

•	Entegris plans to continue manufacturing all of the products ATMI currently manufacturers after the acquisition

•	There are currently no plans to change any current manufacturing arrangements – all of our facilities will continue to operate as they do currently

Do we need to change any signs, labels, stationary, or other documents with ATMI on them?
•	Until the acquisition is complete, we will continue to operate as two companies

•	We will continue to identify ourselves as we always have – as ATMI

•	There should be no changes to any signs, labels, stationary, business cards, forms, or anything else until after the acquisition

•	Once the acquisition is complete, the marketing group of Entegris will lead the effort to change all signage according to a predefined plan

Do we need to change any policies or procedures?
•	We should continue to follow the same policies and procedures we have always followed

•	After the acquisition is complete, there may be systematic changes to policies and procedures to bring them in line with the standards of Entegris

What should I do to prepare for the acquisition?
•	The most important thing you can do to prepare for the acquisition is stay engaged and remain focused on your customers (both internal and external)

•	Establish your goals and work toward achieving your identified objectives in 2014

•	Remain confident in the value of your contribution and do not allow rumors and conjecture to occupy your thinking

•	Trust that as more information becomes available it will be communicated as appropriate and in the same transparent fashion as all communications to-date

Additional Information About the Acquisition and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of ATMI, Inc. (the “Company”) by Entegris, Inc. (the “Acquiror”). A meeting of the stockholders of the Company will be announced to obtain stockholder approval of the proposed transaction. The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company’s stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, the Acquiror and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.atmi.com or by sending a written request to the Company at 7 Commerce Drive, Danbury, CT 06810, Attention: Chief Legal Officer.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2013 and the proxy statement for the Company’s 2013 Annual Meeting of Stockholders filed with the SEC on April 11, 2013